                                                                                                                                Exhibit 5.0

OSWALD & YAP
Lawyers

A Professional Corporation

Michael A. Oswald	16148 Sand Canyon	Northern California Office:
Calvin C.S. Yap	Irvine, California 92618	One Maritime Plaza,
Lynne Bolduc	Telephone (949) 788-8900	Suite 1040
Richard T. Hsueh	Telefax: (949) 788-8980	San Francisco, California 94111
Carol A. Gefis
Min K. Chai		Midwestern Office:
Zachary D. Reeves		53 West Jackson Boulevard,
Jay Y. Chiu		Suite 1550
Anita S. Chang		Chicago, Illinois 60604
Claudia Mourad
Eric Shu		Of Counsel:
John W. Allured
Thomas G. Gardiner

September 28, 2007

Don Marcos Trading Co.
1850 Southeast 17th Street, Ste. 300
Ft. Lauderdale,  FL  33316

Dear Ladies and Gentlemen:

We have acted as counsel to Don Marcos Trading Co., a Florida corporation (the “Corporation”), in connection with the preparation of the Registration Statement on Form SB-2 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission on May 15, 2007 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to 17,400,000 shares of the Corporation’s common stock, including shares issuable upon the exercise of Stock Options under the Corporation’s Stock Option Plan (collectively the “Common Stock”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

In connection with our opinion, we have considered such questions of law and have examined such documents as we have deemed necessary to enable us to render the opinions contained herein.

Based upon the foregoing, we are of the opinion that the shares of Common Stock when sold by the Corporation and the selling stockholders named in the Registration Statement to the public will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement.

Respectfully yours,

Oswald & Yap, APC

/s/ Oswald & Yap, APC